Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-65418, Registration Statement File No. 333-03289, Registration Statement File No. 333-03303, Registration Statement File No. 333-10993, Registration Statement File No. 333-32170, Registration Statement File No. 333-53367, Registration Statement File No. 333-61598, Registration Statement File No. 333-73648, Registration Statement File No. 333-76288, and Registration Statement File No. 333-76316.




Albuquerque, New Mexico
March 26, 2002